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                                                                 EXHIBIT 3(i)(a)


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

        North American Security Life Insurance Company (the "Company"), duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

        1. That on the 28th day of March 1997, the Board of Directors of the Company duly adopted by its written consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Company as follows:

        RESOLVED, that Article One of the Certificate of Incorporation of the Company be amended by changing the name of the Company from North American Security Life Insurance Company to The Manufacturers Life Insurance Company of North America, and it is

        FURTHER RESOLVED, that the change of the Company's name be recommended to the sole stockholder of the Company, and it is

        FURTHER RESOLVED, that any one of the President or the Vice President, Secretary and General Counsel are hereby authorized to do all things and take all actions to effect the change of name, and it is

        FURTHER RESOLVED, that the change of the Company's name will be effective upon approval of the Delaware Department of Insurance and any other regulatory agencies needed to approve such change.

        2. That on the 28th day of March 1997, pursuant to the resolution of the Board of Directors, the sole stockholder of the Company duly adopted by its written consent, pursuant to Section 228 of the General Corporation Law of the State of Delaware, a resolution in favor of the amendment.


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        3.    That the Certificate of Incorporation of the Company is hereby amended by deleting Article FIRST in its entirety and inserting the following in lieu thereof:

              FIRST:  The name of the Company is:
                      The Manufacturers Life Insurance Company of North America.

        4. That the foregoing amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder) of the General Corporation Law of the State of Delaware.

        5. That the foregoing amendment shall be effective at 12:01 a.m. Eastern Standard Time on October 1, 1997.

        IN WITNESS WHEREOF, North American Security Life Insurance Company has caused this Certificate to be executed by James D. Gallagher, Vice President, Secretary and General Counsel.

                                  NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY


                                  By /s/ James D. Gallagher
                                     -------------------------------------------
                                     James D. Gallagher
                                     Vice President, Secretary & General Counsel